UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2026

Organon & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40235	46-4838035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Street, Floor 33,

Jersey City, NJ 07302

(Address of principal executive offices, including zip code)

(551) 430-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2026, Organon & Co. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sun Pharmaceutical Holdings USA, Inc., a Delaware corporation (“Parent”), Sun Pharma America, Inc., a Delaware corporation and wholly owned subsidiary of Parent and/or its affiliates (“Merger Sub”) and, solely for the purposes of certain covered provisions of the Merger Agreement, Sun Pharmaceutical Industries Limited, an entity organized under the laws of India (“India Parent”), Sun Pharma Canada Inc., a corporation incorporated under the laws of the Province of Ontario and Sun Pharma (Netherlands) B.V., a private company with limited liability incorporated under the laws of the Netherlands, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

The Merger Agreement

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than any (i) Shares owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent, the Company or any wholly owned subsidiary of the Company, and in each case not held on behalf of third parties, and (ii) Shares in respect of which appraisal has been duly demanded, and not effectively withdrawn or otherwise waived or lost, pursuant to Section 262 of the General Corporation Law of the State of Delaware) will be converted into the right to receive $14.00 in cash, without interest (the “Per Share Merger Consideration”), which represents a 103% premium to the Company’s closing Share price on April 9, 2026 (the unaffected trading date prior to the April 10, 2026 publication in a media report speculating about a potential transaction with India Parent). Parent has obtained committed debt financing in an amount sufficient (together with funds otherwise available to Parent) to fund the Per Share Merger Consideration, as well as to satisfy other obligations of Parent in connection with the contemplated transactions and to refinance or repay certain existing debt of the Company upon closing of the Merger.

In addition, the Merger Agreement provides for the following treatment of the Company’s equity awards:

•

Options. At the Effective Time, each outstanding option to purchase Shares under the Company’s Stock Plan (each, a “Company Option”), whether vested or unvested, will be terminated and cancelled and converted into the right to receive (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such Company Option immediately prior to the Effective Time, multiplied by (ii) the number of Shares subject to such Company Option immediately prior to the Effective Time, less any applicable tax withholding. Any Company Option with an exercise price per Share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time for no consideration or payment.

•

Restricted Stock Units. At the Effective Time, (i) each outstanding restricted stock unit under the Stock Plan granted prior to 2026 (each, a “Pre-2026 Company RSU”), whether vested or unvested, will accelerate in full, and will be terminated and cancelled and converted into the right to receive an amount in cash equal to the product of (A) the Per Share Merger Consideration, multiplied by (B) the number of Shares subject to such Pre-2026 Company RSU immediately prior to the Effective Time, less any applicable tax withholding; and (ii) each outstanding restricted stock unit under the Stock Plan granted in calendar year 2026 or later (each, an “Other Company RSU”) will be assumed by Parent and converted into a cash-based successor restricted stock unit award (a “Converted RSU Award”) with a value equal to the product of (A) the number of Shares subject to such Other Company RSU immediately prior to the Effective Time and (B) the Per Share Merger Consideration. Each such Converted RSU Award will remain subject to the same terms and conditions, including vesting and forfeiture terms, that applied to the corresponding Other Company RSU immediately prior to the Effective Time and will be paid in cash, less any applicable tax withholding, as soon as reasonably practicable following the applicable vesting date; provided, however, that each such Converted RSU Award will vest in full and be paid in accordance with its terms in the event of certain qualifying terminations of employment in accordance with the Merger Agreement.

•

Performance Stock Units. At the Effective Time, (i) each outstanding performance stock unit under the Stock Plan granted prior to 2026 (each, a “Pre-2026 Company PSU”), whether vested or unvested, will accelerate and will be terminated and cancelled and converted into the right to receive an amount in cash equal to the product of (A) the number of Shares subject to such Pre-2026 Company PSU immediately prior to the Effective Time determined based on target performance and (B) the Per Share Merger Consideration, less any applicable tax withholding; and (ii) each outstanding performance stock unit under the Stock Plan granted in calendar year 2026 or later (each, an “Other Company PSU”) will be assumed by Parent and converted into a cash-based award (a “Converted PSU Award”) with a value equal to the product of (A) the number of Shares subject to such Other Company PSU immediately prior to the Effective Time determined based on target performance and (B) the Per Share Merger Consideration. Each such Converted PSU Award will remain subject to the same terms and conditions, including service-based vesting and forfeiture terms, that applied to the corresponding Other Company PSU immediately prior to the Effective Time and will be paid in cash, less any applicable tax withholding, as soon as reasonably practicable following the applicable vesting date; provided, however, that such Converted PSU Award will (x) not be subject to performance-based vesting conditions; and (y) will vest in full and be paid in accordance with its terms in the event of certain qualifying terminations of employment in accordance with the Merger Agreement.

The consummation of the Merger is subject to various conditions, including, among others, customary conditions relating to: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Requisite Company Vote”); (ii) the expiration or termination of any applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain non-U.S. antitrust and foreign direct investment approvals; (iii) the absence of any law or order making unlawful or restraining, enjoining or otherwise prohibiting consummation of the Merger; (iv) the absence of any Company Material Adverse Effect having occurred since the signing that is continuing as of the closing; (v) the filing or receipt of required regulatory approvals without the imposition of any term, condition or consequence the acceptance of which would constitute a Substantial Detriment (as defined in the Merger Agreement) and (vi) other customary conditions relating to the accuracy of representations and warranties and performance of covenants.

The Merger Agreement also contains customary representations, warranties and covenants of the Company, Parent and Merger Sub, including, among others, covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. The Company and Parent will cooperate with each other and use, and will cause their respective affiliates and subsidiaries to use, their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable to obtain required regulatory approvals and consummate the transactions contemplated by the Merger Agreement, subject to certain exceptions.

In addition, the Merger Agreement contains a customary “no-shop” provision which, subject to certain exceptions, restricts the Company’s ability to initiate, solicit or knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement) or to engage in discussions or negotiations relating to an Acquisition Proposal. Notwithstanding the limitations applicable under the “no-shop” restrictions, if, after the date of the Merger Agreement and prior to the date on which the Requisite Company Vote is obtained, the Company receives an unsolicited, bona fide Acquisition Proposal and the Company’s board of directors (the “Company Board”) determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may engage in discussions or negotiations with and may provide non-public information relating to the Company to the person making such Acquisition Proposal. The Company Board may also, subject to the notice, matching-right and other procedures set forth in the Merger Agreement, change its recommendation that the Company’s stockholders approve the adoption of the Merger Agreement in certain circumstances in connection with a Superior Proposal or an Intervening Event (as defined in the Merger Agreement).

The Merger Agreement also contains provisions pursuant to which certain of Parent’s affiliates have guaranteed certain of Parent’s obligations under the Merger Agreement, subject to certain limitations. Additionally, the Merger Agreement provides that India Parent will take all actions necessary or advisable, in its control, to ensure that it and its subsidiaries and affiliates comply with the regulatory covenant as if it and its subsidiaries and affiliates were parties thereto.

If the Merger is consummated, the Shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as promptly as practicable (and in any event no more than ten days) following the Effective Time.

The Merger Agreement provides for certain customary termination rights of the Company and Parent, including, among others, (i) the Company’s right to terminate the Merger Agreement prior to the time the Requisite Company Vote is obtained, in certain circumstances and subject to certain limitations, to accept a Superior Proposal, (ii) Parent’s right to terminate the Merger Agreement if the Company Board changes its recommendation that the Company’s stockholders approve the adoption of the Merger Agreement and (iii) the right of each of the Company and Parent to terminate the Merger Agreement if (a) the Requisite Company Vote is not obtained, (b) any final, binding and non-appealable legal restraint prevents the consummation of the Merger or (c) the Merger has not been completed by 5:00 p.m. (New York time) on January 26, 2027, which date may be extended by Company or Parent in accordance with the terms of the Merger Agreement if certain regulatory closing conditions are the only conditions that remain outstanding. The Merger Agreement provides that India Parent will take all actions necessary or advisable to ensure compliance with Parent’s obligations under the regulatory covenants in the Merger Agreement.

The Merger Agreement also provides that the Company will be required to pay Parent a termination fee of $120,000,000 following or in connection with the termination of the Merger Agreement in certain circumstances, including if the Company terminates the Merger Agreement in order to accept a Superior Proposal as set forth in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

As previously disclosed in a Current Report on Form 8-K filed by the Company on October 27, 2025, on October 26, 2025, Joseph Morrissey was appointed Interim Chief Executive Officer (and principal executive officer) of the Company. On April 26, 2026, Mr. Morrissey was appointed to serve as Chief Executive Officer of the Company on a permanent basis.

Information concerning Mr. Morrissey can be found in, and is incorporated by reference into this Item 5.02 from, the Company’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2026 (the “2026 Annual Meeting Proxy Statement”). No changes were made to Mr. Morrissey’s compensation or benefits in connection with the appointment to Chief Executive Officer of the Company on a permanent basis.

Appointment of Executive Chair

As previously disclosed in a Current Report on Form 8-K filed by the Company on October 27, 2025, on October 26, 2025, Carrie S. Cox was appointed Executive Chair for an interim period. On April 26, 2026, Ms. Cox was appointed to serve as Executive Chair on a non-interim basis.

Information concerning Ms. Cox can be found in, and is incorporated by reference into this Item 5.02 from, the 2026 Annual Meeting Proxy Statement. No changes were made to Ms. Cox’s compensation in connection with the appointment to Executive Chair on a non-interim basis on April 26, 2026.

Item 7.01. Regulation FD Disclosure.

On April 26, 2026, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is considered to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Important Information and Where to Find It

This Current Report on Form 8-K and the exhibits hereto may be deemed to be solicitation material in respect of the proposed transaction between the Company, Parent and Merger Sub. In connection with the Merger, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form on Schedule 14A (the “Merger Proxy Statement”). The Company will mail the Merger Proxy Statement and a proxy card to its stockholders in connection with the Merger. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE MERGER PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT, MERGER SUB AND THE MERGER AND RELATED MATTERS. Investors and stockholders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or through the investor relations section of the Company’s website, https://www.organon.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the 2026 Annual Meeting Proxy Statement, filed with the SEC on April 24, 2026, and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001821825/000119312526177411/ogn-20260423.htm>. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the 2026 Annual Meeting Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1821825. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Merger Proxy Statement when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

All statements other than statements of historical facts included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, including, in particular, statements about the expected timing, completion and effects or benefits of the Merger. Forward-looking statements may be identified by words such as “will,” “expect,” and “may.” These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: (i) uncertainties as to the timing of the Merger; (ii) the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the Merger, including receiving, on a timely basis or otherwise, the Requisite Company Vote; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee; (vii) the effect of the announcement or pendency of the Merger on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the Merger may result in significant costs of defense, indemnification and liability; (x) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xi) the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock, including if the Merger is not consummated; (xii) risks that the benefits of the Merger are not realized when and as expected; (xiii) legislative, regulatory and economic developments; and (xiv) other factors discussed in the “Risk Factors” section of the Company’s most recent periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, all of which may be obtained free of charge from the SEC’s website at www.sec.gov. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot assure that those expectations will prove to be correct. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) The following items are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibits

2.1*	Agreement and Plan of Merger, dated as of April 26, 2026, by and among Organon & Co., Sun Pharmaceutical Holdings USA, Inc., Sun Pharma America, Inc. and, solely for the purposes of certain Covered Provisions of the Merger Agreement (as defined therein), Sun Pharmaceutical Industries Limited, Sun Pharma Canada Inc. and Sun Pharma (Netherlands) B.V.

99.1	Joint Press Release, dated April 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, for any schedules so furnished.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organon & Co. (Registrant)

By:	/s/ Kirke Weaver
Name:	Kirke Weaver
Title:	General Counsel & Corporate Secretary

Date: April 26, 2026